EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of C-Phone Corporation on Form S-3 of our report dated April 17, 1996, on our audits of the financial statements of C-Phone Corporation (formerly "Target Technologies, Inc.") as of February 29, 1996 and February 28, 1995, and for the three years in the period ended February 29, 1996, appearing in the C-Phone Corporation Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996. We also consent to the reference to our firm under the caption "Experts".


                                        Coopers & Lybrand L.L.P.



Raleigh, North Carolina
April 14, 1997





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